Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-265717) of PetVivo Holdings, Inc.;

(2) Registration Statement (Form S-8 No. 333-267931) of PetVivo Holdings, Inc.; and

(3) Registration Statement (Form S-3 No. 333-264700) of PetVivo Holdings, Inc.

of our report dated June 28, 2024, with respect to the consolidated financial statements of PetVivo Holdings, Inc. and its subsidiaries, included in this Annual Report (Form 10-K) of PetVivo Holdings, Inc. for the year ended March 31, 2025.

/s/ Assurance Dimensions LLC

Coral Springs, Florida

July 10, 2025